AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST_____, 2000
                         REGISTRATION STATEMENT NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                                ADATOM.COM, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                             43-1771999
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

     920 HILLVIEW COURT                             RICHARD S. BARTON
         SUITE 160                                       CHAIRMAN
     MILPITAS, CA 95035                              ADATOM.COM, INC.
      (408) 935-7979                                920 HILLVIEW COURT
(Address, including zip code,                            SUITE 160
and telephone number, including area                MILPITAS, CA 95035
code, of registrant's principal                       (408) 935-7979
executive offices)                          (Name, address, including zip code,
                                            and telephone number, including area
                                            code, of agent for service)

                               ------------------
                                 WITH COPIES TO:

                              Henry D. Evans, Esq.
                     McCutchen, Doyle, Brown & Enersen, LLP
                            Three Embarcadero Center
                         San Francisco, California 94111
                                 (415) 393-2503

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("the Securities Act") check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-40714

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

         Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein is a combined prospectus that also relates to 1,198,160 common shares registered on Registration No. 333-40714 that have not yet been offered for sale.

                                -----------------



                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
      TITLE OF SECURITIES              AMOUNT TO             PROPOSED MAXIMUM       PROPOSED MAXIMUM AGGREGATE     AMOUNT OF
      TO BE REGISTERED                 BE REGISTERED         OFFERING PRICE(1)      OFFERING PRICE (1)             REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value ......    676,000 shares(2)     $1.14                  $770,640                       $203.45
====================================================================================================================================


-------------

     (1) Estimated solely for purposes of calculating the registration fee, based upon the average of the high and low sales prices of the common stock on the Nasdaq Small Cap Market on August 17, 2000, pursuant to Rule 457(c) under the Securities Act.

     (2) Includes 676,000 shares issuable upon conversion of the registrant's Series A Convertible Preferred Stock, assuming a conversion price of $1.14 per common share. A registration fee of $1,017.42 was paid with respect to the earlier registration of 2,502,500 common shares pursuant to Registration No. 333-40714, of which $487.13 represented the proportionate amount of the fee associated with 1,198,160 common shares which have not yet been sold.


THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, to register an additional 676,000 shares of common stock, comprising the same class of securities covered by an earlier Registration Statement (File No. 333-40714) filed by the Registrant for the same offering and declared effective by the Securities and Exchange Commission on August 14, 2000.

                           INCORPORATION BY REFERENCE

         Unless otherwise  inconsistent  with this Registration  Statement,  the
information  contained  in  Registration   Statement  No.  333-40714  is  hereby
incorporated in this Registration Statement by reference.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:


     Securities and Exchange Commission Registration Fee ...............$1,017

     Printing and Engraving Expenses ...................................10,000

     Nasdaq Qualification Fee ..........................................17,500

     Legal Fees and Expenses ...........................................50,000

     Accounting Fees and Expenses ...................................... 7,500

     Miscellaneous Fees and Expenses ...................................13,983
                                                                        -------
                Total ................................................$100,000
                                                                       ========

------------



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("GCL") grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article Sixth of the Registrant's Amended and Restated Certificate of Incorporation ("Certificate")and Article V of the Registrant's By-laws provide for indemnification of Registrant's directors, officers, agents and employees to the full extent permissible under Section 145 of the GCL. Section 102(b)(7) of the GCL authorizes a corporation to eliminate the liability of directors for breach of fiduciary duty in certain cases. Article Eighth of the Certificate eliminates such liability to the full extent permitted by the GCL.

          Registrant has entered into indemnification agreements with each of its directors and executive officers. Each such agreement provides that Registrant will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of Registrant. Such indemnification will be available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he reasonably believes to be in or not opposed to the best interest of Registrant and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his conduct was unlawful.

          The Registration Rights Agreements entered into between Registrant and certain selling securityholders, as well as the warrants held by the selling securityholders contain indemnification provisions.

          Registrant maintains directors' and officers' liability insurance coverage with an aggregate policy limit of $15 million for each policy year.



ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits

         An Exhibit Index has been attached as part of this Registration Statement and is incorporated herein by reference.

         (b) Financial Statement Schedules


         Schedules are omitted because they are either not required, are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.



ITEM 17.  UNDERTAKINGS

a)       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall by deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 15, Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment to the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

d)       The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 22nd day of August, 2000.


                                ADATOM.COM, INC.


                                By:
                                    /s/ MICHAEL M. WHEELER*
                                    ----------------------
                                    Name:  Michael M. Wheeler
                                    Title: Controller and Secretary

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint RICHARD S. BARTON and MICHAEL
M. WHEELER, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement including without limitation any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he or she could or might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



SIGNATURE                  TITLE                                 DATE
---------                  -----                                 ----



/s/ RICHARD S. BARTON*
-----------------------
    Richard S. Barton      Chairman of the Board, Chief          August 22, 2000
                           Executive Officer, President,
                           Chief Financial Officer
                           and Director
                           (principal executive and
                           financial officer)


/s/ MICHAEL M. WHEELER*
-----------------------
    Michael M. Wheeler     Controller and Secretary              August 22, 2000
                           (principal accounting Officer)

/s/ SRIDHAR JAGANNATHAN*
-----------------------
    Sridhar Jagannathan    Director                              August 22, 2000


/s/ RALPH K. FRASIER*
-----------------------
    Ralph K. Frasier       Director                              August 22, 2000

/s/ VICTOR W. NEE*
-----------------------
    Victor W. Nee          Director                              August 22, 2000



*/s/ MICHAEL M. WHEELER
-----------------------    Individually and as                   August 22, 2000
     Michael M. Wheeler    Attorney-in-Fact

                                  Exhibit Index

Exhibit
Number      Description
-------     -----------

4.15 Warrant issuance Agreement between the Registrant and Victor W. Nee, dated February 25, 2000 (1)

4.16        Revised Form of warrant issued to Dr. Victor W. Nee dated May 25,
            2000(2)

4.17 Warrant to purchase shares of Common Stock issued to Richard Seifert dated as of April 4, 2000 (3)

4.19 Certificate of Designations relating to Series A Convertible Preferred Stock (4)

4.20 Securities Purchase Agreement relating to Series A Convertible Preferred Stock, dated June 22, 2000 (4)

4.21 Registration Rights Agreement relating to Series A Convertible Preferred Stock, dated June 22, 2000 (4)

4.22 Form of A Warrant issued to purchasers of Series A Convertible Preferred Stock and to Astor Capital, Inc. on June 22, 2000 (4)

4.22 Form of B Warrant issued to purchasers of Series A Convertible Preferred Stock and to Astor Capital, Inc. on June 22, 2000 (4)

5           Opinion of McCutchen, Doyle, Brown & Enersen, LLP

23.1        Consent of Richard A. Eisner LLP

23.2 Consent of Ireland San Filippo, LLP, Independent Public Auditors of Adatom.com, Inc.

23.3        Consent of McCutchen, Doyle, Brown & Enersen, LLP (included in
            Exhibit 5)

24          Power of Attorney (filed as part of signature page to Registration
            Statement

------------------

(1) Incorporated by reference to exhibit of same number filed with Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999.

(2) Incorporated by reference to Exhibit 4.26 of the Registrant's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 2000.

(3) Incorporated by reference to exhibit of same number filed with Regis-trant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.

(4) Incorporated by reference to exhibit of same number filed with Regis-trant's Current Report on Form 8-K dated May 19, 2000.

                                       E-1